UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2014 (September 25, 2014)

21st CENTURY ONCOLOGY

HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-170812	26-1747745
(Commission File Number)	(I.R.S. Employer Identification No.)

2270 Colonial Boulevard Fort Myers, Florida	33907
(Address of Principal Executive Offices)	(Zip Code)

(239) 931-7275
(Registrant’s Telephone Number, including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On September 26, 2014, 21st Century Oncology Holdings, Inc. (the “Company”) issued to Canada Pension Plan Investment Board (the “Purchaser”), in a private placement, an aggregate of 385,000 newly issued shares of its Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), for a purchase price of $325.0 million.

This equity investment provides the Company with substantial incremental liquidity, significantly reduces its debt, and provides the necessary long-term capital to continue to grow its business.  A portion of the net proceeds from the Series A Preferred Stock will be used to repay all outstanding borrowings under the Company’s revolving credit facility, repay all obligations under the South Florida Radiation Oncology credit facilities, repay certain other debt and capital leases, as well as provide capital for near-term strategic initiatives and general corporate purposes.  As a result of this investment, the Recapitalization Support Agreement that the Company entered into in July has terminated in accordance with its terms, and the Company’s senior subordinated notes will remain outstanding and unmodified.

Series A Preferred Stock

The Series A Preferred Stock was issued by the Company to the Purchaser pursuant to a Subscription Agreement (the “Subscription Agreement”), dated as of September 26, 2014, by and among the Company, the Purchaser, 21st Century Oncology Investments, LLC (“Parent”) and 21st Century Oncology, Inc. (“Opco” and collectively with the Company and Parent, the “Sellers”).  The Subscription Agreement contains customary representations and warranties of the Sellers and the Purchaser and covenants with respect to the ongoing operation of the Company’s business.

As set forth in the Certificate of Designations of Series A Convertible Preferred Stock (the “Certificate of Designations”), holders of Series A Preferred Stock are entitled to receive, as and if declared by the board of directors of the Company, dividends at an applicable rate per annum, payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year.  During the first three years after issuance, any dividends when and if declared, shall be paid by the Company in the form of additional shares of Series A Preferred Stock.  During the first twelve months after issuance, the applicable dividend rate on the Series A Preferred Stock shall be 9.875%, thereafter increasing on a periodic basis, as set forth in the Certificate of Designations.  Such dividends accrue daily, whether or not declared by the board of directors of the Company.  After the third anniversary of issuance and only if the Company’s outstanding 9 7/8% senior subordinated notes due 2017 are repaid in full, or upon certain other events of default, dividends shall be paid in cash upon the election of a majority of the holders of Series A Preferred Stock.

The Series A Preferred Stock is mandatorily convertible into common stock, par value $0.01 per share (the “Common Stock”) of the Company upon the occurrence of a qualifying initial public offering of the Company or a qualifying merger, in each case at the conversion prices set forth in the Certificate of Designations.  In the case of a qualifying initial public offer, the conversion price is the initial public offering price of the qualifying initial public offer.  Holders of Series A Preferred Stock also have, among other rights, the right to require the Company to repurchase their shares upon the occurrence of certain events of default and certain change of control transactions, at the prices set forth in the Certificate of Designations.  In addition, the Certificate of Designations also provides for certain consent rights of the holders of a majority of the outstanding Series A Preferred Stock (the “Majority Preferred Holders”) in connection with specified corporate events of Parent or its subsidiaries, including, among other things, with respect to certain equity issuances and certain acquisitions, financing transactions and asset sale transactions.  Upon certain events of default and the obtaining of applicable anti-trust regulatory approvals, holders of Series A Preferred Stock are also entitled to vote together with holders of Common Stock, on an as-converted basis.

Warrant Agreement

Pursuant to the terms of the Subscription Agreement, immediately following the occurrence of a qualifying initial public offering of the Company or a qualifying merger, the Company will execute and deliver to the Purchaser a Warrant Agreement in the form attached to the Subscription Agreement (the “Warrant Agreement”) and issue to the Purchaser warrants to purchase shares of Common Stock having a then-current value of $30 million, at a purchase price of $0.01 per share.  The warrants expire on the tenth anniversary of the date of issuance.

Second Amended and Restated Securityholders Agreement

Effective as of September 26, 2014, Parent, the Company, the Purchaser and the other parties thereto entered into a Second Amended and Restated Securityholders Agreement (the “Amended Securityholders Agreement”).  The Amended Securityholders Agreement amends and restates Parent’s existing securityholders agreement in its entirety to provide, among other things, that Parent’s board of managers (the “Board of Managers”), the Company’s board of directors (the “Company Board”) and Opco’s board of directors (the “Opco Board” and together with the Board of Managers and the Company Board, the “Seller Boards”) are to be comprised of (i) two managers nominated by the Majority Preferred Holders, (ii) three managers nominated by funds affiliated with Vestar Capital Partners (“Vestar”) and (iii) Dr. Daniel E. Dosoretz and one manager he shall nominate after consultation with Vestar and the Majority Preferred Holders, subject to certain ongoing security ownership provisions.  In addition, the size of the Seller

Boards may be increased to include one independent manager nominated by the Majority Preferred Holders at their election.  Following an event of default under the certificate of designations, the parties to the Amended Securityholders Agreement agree to vote in favor of a changed board composition at the election of the Majority Preferred Holders.  The Amended Securityholders Agreement provides for similar consent rights of the Majority Preferred Holders to those contained in the Certificate of Designations.  In addition, in the event that Parent or the Company proposes to incur indebtedness to a third party or the Company proposes to issue shares of its capital stock or other equity securities, the holders of the Series A Preferred Stock will have the right to provide a portion of such indebtedness or purchase a portion of such capital stock or other equity securities.  The Amended Securityholders Agreement also provides for the establishment of an executive committee of each of the Seller Boards (the “Executive Committees”), which will carry out all activities of each of the Seller Boards to the extent permitted by applicable Delaware law.  The Executive Committees shall be comprised of three members, one of which shall be designated by the Majority Preferred Holders, one of which shall be designated by a fund affiliated with Vestar and one of which will be designated by Dr. Dosoretz, subject to certain ongoing security ownership provisions.

Fifth Amended and Restated Limited Liability Company Agreement of 21st Century Oncology Investments, LLC

Effective as of September 26, 2014, Parent entered into the Fifth Amended and Restated Limited Liability Company Agreement (the “Amended LLC Agreement”).  The Amended LLC Agreement amends and restates Parent’s existing limited liability company agreement in its entirety to, among other things, implement the terms of the Subscription Agreement and the Amended Securityholders Agreement including, without limitation, the board and committee composition terms set forth therein.

The foregoing descriptions of the Certificate of Designations, the Subscription Agreement, the Warrant Agreement, the Amended Securityholders Agreement and the Amended LLC Agreement are qualified in their entirety by reference to such documents, copies of which are attached hereto as Exhibits 3.2, 10.1, 10.2, 10.3 and 10.4, respectively, and incorporated into this Item 1.01 by reference.

Amendment to Employment Agreement

On September 25, 2014, the Company entered into an amendment to the Second Amended and Restated Executive Employment Agreement with Dr. Dosoretz (the “Amendment”). Pursuant to the Amendment, Dr. Dosoretz’s annual base salary was decreased from $1,200,000 to $300,000, effective July 27, 2014. The Amendment also provides that in the event of a Change of Control of the Company (as defined in the Amendment), a material deleveraging of the Company or a material refinancing or recapitalization of the Company, Dr. Dosoretz’s annual base salary will be increased back to $1,200,000.

Should Dr. Dosoretz be terminated as Chief Executive Officer for any reason, the Amendment provides that Dr. Dosoretz may elect to remain employed by the Company as a senior physician providing radiation oncology services at the Company’s and its subsidiaries’ integrated cancer care centers and that, under such circumstances, Dr. Dosoretz and the Company, or one of its affiliates, shall enter into a new employment agreement pursuant to which Dr. Dosoretz will receive an annual base salary of $1,000,000 and be eligible to participate in such other performance, bonus and benefit plans afforded other senior physicians of the Company and receive comparable fringe benefits to such other senior physicians.

The foregoing description of the Amendment is qualified in its entirety by reference to such document, a copy of which is attached hereto as Exhibit 10.5 and incorporated into this Item 1.01 by reference.

Item 5.02                                           Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The description of the Amendment included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Amendment of the Certificate of Incorporation of 21st Century Oncology Holdings, Inc.

On September 25, 2014, the Company filed an amendment to its certificate of incorporation (the “Charter Amendment”) to authorize the issuance of 1,000,000 shares of Common Stock and 3,500,000 shares of preferred stock.

The foregoing description of the Charter Amendment is qualified in its entirety by reference to such document, a copy of which is attached hereto as Exhibit 3.1 and incorporated into this Item 5.03 by reference.

The description of the Series A Preferred Stock and Certificate of Designations included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 7.01                                           Regulation FD Disclosure.

On September 26, 2014, the Company issued a press release announcing the foregoing issuance to Purchaser. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment of the Certificate of Incorporation of 21st Century Oncology Holdings, Inc.
3.2	Certificate of Designations of Series A Convertible Preferred Stock of 21st Century Oncology Holdings, Inc.
10.1

Subscription Agreement by and among 21st Century Oncology Investments, LLC, 21st Century Oncology Holdings, Inc., 21st Century Oncology, Inc., and Canada Pension Plan Investment Board, dated as of September 26, 2014.

10.2	Warrant Agreement.
10.3

Second Amended and Restated Securityholders Agreement dated as of September 26, 2014, by and among 21st Century Oncology Investments, LLC, 21st Century Oncology Holdings, Inc. and the other parties thereto.

10.4	Fifth Amended and Restated Limited Liability Company Agreement of 21st Century Oncology Investments, dated as of September 26, 2014.
10.5	Amendment to Second Amended and Restated Executive Employment Agreement, dated as of September 25, 2014, by and among 21st Century Oncology Holdings, Inc. and Daniel E. Dosoretz.
99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

21st CENTURY ONCOLOGY HOLDINGS, INC.

Date: September 26, 2014	By:	/s/ Joseph Biscardi
		Name:	Joseph Biscardi
		Title:	Senior Vice President, Assistant Treasurer, Controller and Chief Accounting Officer

EXHIBITS

Exhibit Number	Description
3.1	Certificate of Amendment of the Certificate of Incorporation of 21st Century Oncology Holdings, Inc.
3.2	Certificate of Designations of Series A Convertible Preferred Stock of 21st Century Oncology Holdings, Inc.
10.1

Subscription Agreement by and among 21st Century Oncology Investments, LLC, 21st Century Oncology Holdings, Inc., 21st Century Oncology, Inc., and Canada Pension Plan Investment Board, dated as of September 26, 2014.

10.2	Warrant Agreement.
10.3

Second Amended and Restated Securityholders Agreement dated as of September 26, 2014, by and among 21st Century Oncology Investments, LLC, 21st Century Oncology Holdings, Inc. and the other parties thereto.

10.4	Fifth Amended and Restated Limited Liability Company Agreement of 21st Century Oncology Investments, dated as of September 26, 2014.
10.5	Amendment to Second Amended and Restated Executive Employment Agreement, dated as of September 25, 2014, by and among 21st Century Oncology Holdings, Inc. and Daniel E. Dosoretz.
99.1	Press Release.